EXHIBIT 10.2

CERTAIN PERSONALLY IDENTIFIABLE INFORMATION CONTAINED

IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED.

Housing Lease Contract

Lessor ( Party A ) : Shenzhen Materials Group Co., Ltd.

Legal representative: Wu Yuesheng

Address: [***] Zip   Code: [***]

Contact number: [***] Unified social credit code: [***] Authorized agent: [***] ID number: [***]

Lessee ( Party B ) : EpiAis Biomedical Engineering (Shenzhen) Co., Ltd.

Legal representative: Liu Xiaoting

Unified social credit code / ID number: [***]

Residence / Address: [***]

Zip code: [***] Contact number: [***]

Guarantor (Party C): [***]  ID number: [***]

Address: [***] Zip code: [***] Contact number: [***]

In accordance with the provisions of the Civil Code of the People's Republic of China and relevant laws and regulations, Parties A, B and C, on the basis of equality and voluntariness, have reached a consensus through consultation that Party B shall lease the property under this Contract to Party A (hereinafter referred to as “Leased property ”) have reached the following agreement on the relevant matters for mutual compliance.

Article 1 Basic information of rental property

1.1 Location: No. 1007, Baoan North Road, Luohu District, Shenzhen Sungang Warehouse Area (Sungang 7 Warehouse No. HALO Plaza Phase 3, 2nd Floor Unit 205

1.2 Leasable area: 160 Square meter

1.3 Party A guarantees that it has full rental rights over the leased property.

Article 2  Party B's rental situation

Party B will use the above leased property for: office.

Party B shall not use the leased property in a manner that changes the purposes agreed upon above, nor interfere with Party A, Designated by Party A The property management company and other customers are not allowed to use the areas outside the leased property normally, nor are they allowed to enter the premises. Engage in activities that violate laws and regulations, and may not use the leased property to engage in illegal or criminal activities, otherwise Party A The Company has the right to terminate this contract. If Party A bears relevant responsibilities as a result, it has the right to seek compensation from Party B.

Article 3 deliver

3.1 The delivery date of the leased property is 2024 April 1.

3.2 Before the delivery of the leased property, Party A shall issue a "Leased Property Delivery Notice" to Party B. If the delivery date on the "Leased Property Delivery Notice" is inconsistent with the delivery date agreed in this contract, both parties agree that  The agreed delivery date has been changed in the Leased Property Delivery Notice, and neither party will pursue the other for breach of contract. However, the delivery date on the Leased Property Delivery Notice shall not be later than the agreed delivery date: 60 day.

3.3 Party B shall accept the Leased Property in accordance with the Leased Property Delivery Notice.  For leased properties, in addition to paying the agreed rent during the overdue period, Party B shall pay Party A a penalty of RMB per day; Party B shall fail to receive the leased property within the prescribed time limit. More than 7 days, Party A has the right to Except the contract.

3.4  Both parties confirm that before signing this contract, Party B has made a full inspection of the leased property.

Party B confirms and accepts the delivery of the leased property. Condition and rentable area.

Article 4 Lease term and rent

4.1 Lease Term

The lease term of the leased property is: 2024 April 1 to 2025 November 17.

4.2 Rental Standard

4.2.1 Lease Period 2024   Year 4 moon 1 to November 2024 moon   17 Daily rental price, the price is 108 yuan per square meter per month, and the monthly rent is 17,280 yuan.

4.2.2 Lease Period November 18, 2024 to 2025 Year 11 Month 17  Daily rental price 111.24 per square meter per month Yuan, monthly rent is 17798 Yuan.

4.3 Rent Payment

4.3.1 The rent is calculated on a monthly basis. If the lease period is less than one month, the rent is calculated as follows: (monthly rent ÷ Total number of days in the month) × The amount of rent payable is calculated based on the "actual rental days in the month".

4.3.2 Party B must pay Party A the rent for the next month before the end of each month, otherwise Party A has the right to Charge a penalty for late payment, but 4.3.3 Unless otherwise agreed in Article.

4.3.3 Party B shall 2024   Year 4 moon 1 Daily Payment 2024 Year April 1 to 2 024 April 30 The first rent of the day is 17 280 If the delivery date is advanced or delayed, the first rent, the payment time, the lease term and amount corresponding to the first rent shall be adjusted accordingly, and the specific details shall be subject to the "Receipt of Rent" issued by Party A. The Fee Notice shall prevail.

4.3.4 The rent payment time is based on the time when the payment made by Party B reaches Party A’s account. If the relevant fees are paid to the account designated by Party A or a third party pays the relevant fees on its behalf, Party B shall pay back 3 within 10 days, Party B shall provide Party A with written payment instructions or written proof of payment by a third party. If Party B fails to provide payment instructions or proof in time, it shall be deemed that Party B has not paid and Party B shall be liable for the failure to pay in accordance with the provisions of this Contract. Liability for default in payment.

4.4 Receiving account and billing information

4.4.1 The payment account agreed in this article shall be Party A’s designated payment account for the collection of the payment under this contract. All fees will be invoiced within 10 working days after Party A receives Party B’s rent.

Article 5 Margin

After signing this contract 3 within days, Party B shall pay a one-time rental deposit to Party A's designated account. 34560 Yuan, water and electricity deposit 8000 Yuan, a total of 42,560 Yuan. After receiving the above fees, Party A, within 5 days, if Party B fails to pay the rental deposit or water and electricity deposit as agreed, Party A has the right to terminate this contract, and demanded compensation of 42560. Party B fails to pay the above-mentioned deposit within the prescribed time limit, Party A shall have the right to postpone the payment of Delivery of rental property.

5.1 Lease Deposit

5.1.1 During the lease period, the lease deposit shall not be used as a waiver of liability or as an offset against Party B’s breach of contract. Party B shall not Request Party A to deduct various fees payable from the rental deposit for any reason.

5.1.2 Upon expiration of the lease term, Party B shall apply to Party A for the return of the lease insurance if the following four conditions are met at the same time: Security Fund, Party A 30 intraday interest-free return:

5.1.2.1  Party B has no damage to the leased property and its ancillary facilities;

5.1.2.2  Party B has settled all fees;

5.1.2.3  Party B completes the clearance procedures in accordance with Article 10 of this Contract ;

5.1.2.4  Party B has no other breach of contract.

5.1.3 If Party B wishes to terminate this contract in advance due to its own reasons, it shall notify Party A in writing three months in advance. If both parties reach an agreement through consultation and sign a written termination agreement, Party A may, within 30 days after the termination of the contract, working days No interest refund 50% rental deposit, subject to the termination agreement.

5.2 Water and electricity deposit

Upon expiration of the lease, if Party B pays off all fees and does not commit any other breach of contract, Party A shall 30 The water and electricity deposit will be returned without interest within 24 hours; if Party B fails to settle the fees, the water and electricity deposit will be used to offset the unpaid fees. After paying water and electricity fees, electricity fees and service fees, any surplus will be used to offset other outstanding fees. If it is not enough to offset, Party B The shortfall should be paid on the day of receipt of Party A’s notice.

Article 6 Other expenses

6.1 Other fees agreed in this article shall be charged from the date on which Party B shall receive the leased property. The specific amount shall be the written notice of Party A or the property management company shall prevail. Party B shall pay when the payment reaches Party A or the property management company. The time for managing the company's account shall prevail.

6.2 Property management fee

Party B shall pay the property management fee and property fee deposit to the property management company: for Shenzhen Chengmai Hello Phase III Property Management Co., Ltd., the standard of property management fee is per square meter per month rice 22.6 yuan, the total monthly property management fee is 3616 Yuan, the property fee deposit is RMB 7232 Yuan.

6.3 Water, electricity and electricity service charges

6.3.1 The water fee for this contract is 5.58 Yuan / cubic meter , electricity fee is government standard ( refer to the power supply bureau's monthly Average electricity price), electricity service fee is 0.48 Yuan / kWh (the electricity service fee is based on the shared facilities related to power transfer  The electricity consumption and loss during the power supply process will be charged ), and the settlement will be made according to the actual meter reading of Party B. The water fee is collected and paid by the property management company, and the electricity fee and electricity service fee are collected and paid by the property management company.

6.3.2 Party B shall pay the water charges, electricity charges and electricity service charges for the billing cycle of that month at the end of each month.

The specific details shall be subject to the monthly fee notice. If Party B has any objection to the contents of the fee notice , it shall notify the collection and payment agency in writing within three days after receiving the fee notice, and explain the reasons in detail and provide relevant. If Party B fails to raise any objection in writing within the aforementioned period, or raises an objection but the objection is untenable, it shall be deemed Party B acknowledges the contents of the fee notice.

6.3.3 If the water and electricity supply departments adjust the charging standards, the collection and payment units have the right to adjust the water and electricity charges and the charging standards for electricity service fees will be adjusted accordingly, and the specific details will be subject to the written notice.

6.4 On the day when the contract is terminated or cancelled, if Party B fails to pay the property management fee, water fee, electricity fee, electricity service fee, if the client pays the service fee and liquidated damages, Party A has the right to pay the principal and liquidated damages directly on behalf of the client. After Party A makes the payment on behalf of Party B, it shall have the right to recover the principal and liquidated damages paid on behalf of Party B.

Based on the actual payment amount, Party B is required to pay the loan amount in accordance with the loan market price announced by the National Interbank Funding Center. The market quoted rate (LPR) is used to pay interest during the period of capital occupation.

6.5 Filing Fees

If Party B needs to register the lease contract, the relevant expenses shall be borne by Party A and Party B respectively in accordance with relevant regulations.

6.6 Other related expenses, gas fees, parking fees and other expenses incurred in using the leased property. All expenses that should be borne by the property user.

6.7 Order of repayment of rental fees

If the amount paid by Party B is insufficient to pay off all the lease fees payable , regardless of whether Party B specifies The type of expense that the payment settles, Party A has the right to decide the order of repayment of Party B's payment (including But not limited to rental deposit, water and electricity deposit, rent, other fees and interest, liquidated damages, compensation wait).

6.8 The provisions of Article 6 of this Contract are different from the provisions of the Property Services Agreement signed between Party B and the Property Management Company. If the above is not the case, the provisions of the property service agreement shall prevail.

Article 7 Decoration, use, maintenance and repair

7.1 Renovation of Leased Properties

7.1.1 If Party B needs to renovate, partition, build, alter or add equipment to the leased property, when carrying out construction activities such as construction, the written consent of Party A and the approval procedures of relevant departments (if any) shall be obtained. And submit relevant information and approval documents to Party A before construction; if Party B needs to go through relevant approval procedures, without Party A’s written consent and the approval of relevant departments.  If the renovation and reconstruction are not corrected after Party A’s request, Party A has the right to terminate the contract.

The above construction activities of Party B shall be carried out by a construction unit with corresponding qualifications.

Before the construction party renovates the leased property, it should sign a "Decoration Management Service Agreement" with the property management company. During the renovation process, if Party B or its authorized contractor causes any damage to Party A or a third party, Party B shall bear all liability for compensation.

7.2 Use of Leased Property

7.2.1 Party B shall strictly follow the government regulations on safety, fire protection, public security, environmental protection, sanitation, etc.  The company has the obligation to use the leased property in accordance with certain regulations or standards, and has the obligation to ensure that there are no safety hazards in the use of the leased property.

7.2.2 Party A and Party B sign the "Shenzhen Housing Rental Safety Management Responsibility Letter". Party A or the property management thee management company has the right to inspect the main structure and accessories of the leased property from time to time after notifying Party B in advance. Party B shall provide assistance and cooperation in the safety inspection of facilities and equipment.

7.2.3 Party B shall be responsible for the configuration of fire-fighting equipment and fire safety in the leased property. If a fire occurs in the leased property, Party B shall bear the legal responsibility. If a secondary fire protection project should be applied for, Party B shall independently complete the application for approval of the secondary fire protection project at its own expense in accordance with the law. The project will be put into use only after passing the fire inspection. However, Party A needs Provide necessary cooperation. If Party B refuses to go through the fire inspection procedures or refuses to rectify the fire hazards, Party A The right to terminate the contract.

7.2.4 In order to ensure that the image of the Leased Property is neat and tidy and of uniform style, Party B shall not set up or post any signs, posters, advertisements, neon lights, etc., must be approved by Party A. If Party B violates the above agreement, Party A The party has the right to take the following measures:

(1) If Party B sets up or posts any form of If Party B refuses to remove any signs, posters, advertisements, neon lights, etc., Party A shall  Party B has the right to forcibly demolish the advertisement. The losses and demolition costs caused by the unauthorized installation of advertisements shall be borne by Party B.

(2) If Party B sets up or posts signs, posters, advertisements, neon lights, etc. in the Leased Property, which may affect the building The Party B shall be required to remove the image of the image within a specified period of time, including but not limited to setting up or posting on the indoor glass wall;  If Party A refuses to demolish the structures for more than 15 days, Party A has the right to terminate the contract.

7.2.5 Party B shall not occupy, damage or change the use of the common areas, facilities and equipment of this property. If Party B needs to temporarily use the common areas, facilities and equipment due to relocation, decoration, etc., The original state shall be restored within the agreed period upon the prior written consent of Party A and Party B shall restore the original state within the agreed period upon the request of Party A.  If Party B fails to make corrections within the time limit specified by Party A, Party A shall have the right to request Party B to make corrections. Party B shall pay a penalty of RMB 1,000 to Party A for each day of delay; Party B shall violate this agreement for more than three times, or Failure to rectify the situation upon Party A's request and continued breach of contract for 15 days. If the delay exceeds days, Party A has the right to terminate the contract .

7.3 Maintenance and repair of leased properties

7.3.1 Party A is responsible for the maintenance and repair of the main structure and public areas of the leased property.

7.3.2 Party B is responsible for the maintenance and repair of the dedicated part of the leased property and the central air-conditioning after self-construction. Party B fails to perform its maintenance obligations or the leased property and related property are damaged or damaged due to Party B's fault. In case of dangerous conditions, Party B shall be responsible for repairing or compensating, and any losses caused thereby shall be borne by Party B.

7.3.3 If the facilities and equipment provided by Party A are exposed to potential safety hazards or damaged due to reasons not attributable to Party B, Party B shall promptly notify Party A and take effective measures to prevent the loss from expanding. If Party A causes the loss to increase, Party A shall not be liable for any increased losses.

Article 8 Renewal, Sublease and Transfer

8.1 Renewal of Leased Property

8.1.1 If Party B intends to renew the lease, it shall Submit written renewal intention to Party A within 3 months After mutual agreement, a lease contract will be signed separately.

8.1.2 If Party B does not renew the lease or the two parties fail to reach an agreement on the renewal, Party A shall notify in advance. In the case of Party B, the Company has the right to accompany other customers to the leased property for inspection and to post notices at appropriate locations.  Party B shall fully cooperate with any information regarding the rental or sale of the leased property. However, Party A’s behavior is not It shall not affect Party B’s normal operations.

8.2 Sublease of Leased Property

Without the written consent of Party A, Party B shall not sublease, Subletting or otherwise allowing a third party to use the property, otherwise Party A has the right to terminate this contract.

8.3 Transfer of leasehold property

If Party A needs to transfer part or all of the ownership of the leased property, it shall notify the Party B, Party B expressly agrees to waive its right of first refusal under the same conditions to the Leased Property.

Article 9 Early Termination and Force Majeure

9.1 If any of the following circumstances occurs, this contract shall be terminated after Party A notifies Party B within a reasonable period of time. Party A shall return the lease deposit without interest within thirty working days after the termination of this contract, and shall not be required to make any additional compensation. The parties shall not bear any liability to each other:

9.1.1 The land use rights within the scope of the leased property are reclaimed in advance;

9.1.2 Leased property is expropriated;

9.1.3 The leased property is included in the demolition scope;

9.1.4 Rental properties are included in the scope of urban renewal.

9.2  If the lease contract cannot be performed in whole or in part due to force majeure, Determined processing.

9.3 The party encountering force majeure shall Notify the other party within 3 days and provide relevant proof within 10 days and make every effort to avoid, eliminate or mitigate adverse effects.

9.4 If Party B cancels its principal status during the lease term, it shall notify Party A and apply for the lessee’s principal status before cancellation. Otherwise, if the contract is terminated early, Party A has the right to confiscate the lease deposit and require Party B to compensation for losses.

Article 10 Return and Clearance

10.1 If this contract is terminated or cancelled, Party B shall restore the leased property to its original condition upon Party A’s request. Status or maintain status quo:

1) If Party A requires restoration of the original state, Party B shall return the leased property to the cost of restoring the original state shall be borne by Party B. If Party B fails to perform the obligation of restoration, Party A can restore and claim recovery costs from Party B.

2) If Party A requires to maintain the status quo, Party B shall not remove the decoration of the leased property, including but This is not limited to the ceiling, floor, partition, water pipe, wire, etc. decorated by Party B. At the same time, Party B shall not require Party A to discount or compensation for the current situation.

10.2 On the day this contract is terminated or cancelled, Party B shall move out all its belongings in the leased property. The leased property will be returned to Party A. If the property is not moved out within the time limit, it will be regarded as abandoned property. Party A has the right to deal with it at its own discretion. Party A has no objection to this and Party A has the right to claim the relevant expenses incurred in the cleanup from Party B.

10.3 Party B shall settle all fees under this contract on the date when this contract is terminated or cancelled.

10.4 If Party B fails to return the leased property to Party A within the time agreed upon in this contract, Double the rent of the last month of the lease term will be paid as housing occupation fee during the period of overdue vacancy, and compensation Compensate Party A for all losses suffered as a result.

10.5  From the date of cancellation or termination of this contract 20  Within days, Party B shall apply for a business license at the address of  If Party B refuses to handle the relocation or cancellation procedures (if any), the rental deposit will not be refunded; If the case is handled, Party A shall pay liquidated damages to Party A at the rate of RMB 1,000 per day.

Article 11 Liability for breach of contract

11.1  Party A's liability for breach of contract

If Party A encounters any of the following circumstances, Party B has the right to terminate the contract and require Party A to return the rent in double amount: Lease deposit:

11.1.1 Delayed delivery of leased property More than 60 days;

11.1.2 The delivered Leased Property does not comply with the provisions of this Contract, resulting in Party B being unable to use the Leased Property;

11.1.3 Terminate this contract early without justifiable reasons;

11.1.4 Failure to perform corresponding obligations in accordance with the provisions of this contract, resulting in the failure to achieve the purpose of the contract.

11.2 Party B's liability for breach of contract

11.2.1 If Party B fails to pay the rent, lease deposit, utility deposit or other fees within the prescribed time limit, For each day of delay, Party A shall pay penalty to Party A at 0.2% of the unpaid amount.

11.2.2 If Party B encounters any of the following circumstances, Party A has the right to terminate the contract and confiscate the lease insurance. The deposit will be used to cut off water and electricity, and Party B will be required to pay the outstanding fees and compensate for the losses:

1) The amount of rent or other fees owed under this contract exceeds the monthly rent and exceeds 15th;

2) The rent or other fees payable under this contract are overdue for more than three times, and each time the payment is overdue Use for more than three days;

3) Failure to assume the agreed maintenance responsibility, resulting in more than one quarter of the leased property being unusable or The party still refuses to pay the repair fee within 15 days after the reminder, and the amount reaches more than RMB 10,000;

4) The Leased Property is sealed up or other compulsory measures are taken due to Party B’s fault, or the Leased Property cannot be used normally due to Party B’s related property in the Leased Property being sealed up, seized or frozen;

5) Party B enters bankruptcy or liquidation procedures;

6) To terminate this contract in advance without justifiable reasons or to vacate the leased property in advance without justifiable reasons and fail to perform obligations under this contract, or expressly expresses its non-performance of this contract;

7) Due to Party B's reasons, Party A has the right to terminate the contract in other circumstances in accordance with the law or the provisions of this contract.

11.2.3 Party B shall be liable for any damages to Party A or a third party caused by its breach of contract or its own fault. Compensation liability.

11.2.4  All costs and expenses incurred by Party A in asserting its rights against Party B, including but not limited to Litigation fees, arbitration fees, preservation fees, guarantee fees, appraisal fees, notarization fees, attorney fees, investigation fees, travel expenses Travel expenses, etc. shall be borne by Party B.

11.2.5 If Party B defaults on the rent or other fees payable under this contract for more than 10 days, Party A has The Company reserves the right to cut off the water and electricity supply to the leased property until Party B settles the outstanding fees. Rent and other fees should be paid according to the agreed standards.

Article 12 Confidentiality Clause

Neither Party A nor Party B and their agents or representatives shall disclose any information obtained about the other party’s lease, business business plans, financial status or other business information, but reasonable use of relevant information is necessary for the performance of this contract.

Disclosure of relevant information to related parties and hired lawyers, accountants, appraisers and other intermediary institutions; Except for the cases where disclosure is required by laws and regulations or government departments. If one party violates this clause and discloses the contents of this contract to a third party without authorization, the other party has the right to terminate the contract.

Article 13 Joint liability guarantee

13.1 Party C is willing to pay all debts payable by Party B under this contract (including but not limited to rent, Lease deposit, water and electricity deposit, various fees, interest, liquidated damages, compensation and Party A's payment to Party B The litigation fees, arbitration fees, preservation fees, guarantee fees, appraisal fees, notarization fees, The Company shall provide a joint and several liability guarantee to Party A for the period of the above debts. Three years from the date of expiration of the obligation performance period.

13.2 Any changes between Party A and Party B in the agreed contents of this contract, such as area, price, performance period, etc. Party C has no objection and voluntarily agrees to the agreement of Article 1 provides for joint and several liability for the debts of Party B after the change. Liability guarantee.

Article 14 Dispute Resolution

All disputes arising under or in connection with this contract shall be settled through friendly negotiation. If no agreement is reached through negotiation, the parties shall the parties agree to file a lawsuit in accordance with the law in the court with jurisdiction over the location of the leased property.

Article 15 service

15.1 Any notice, letter, data message, etc. sent by either party to the other party under this Contract shall be the following addresses, contacts and communication terminals shall be sent to the following agreed addresses, contacts and communication terminals. After the change the other party shall be notified in writing within 3 days. The service before the other party receives the change notice shall still be deemed Effective delivery: electronic delivery has the same legal effect as written delivery.

15.2 When a letter sent by one party to another party is signed for (including receipt by others) as shown in the system, the time is the delivery time. If the letter is returned because the recipient refuses to accept it or the recipient cannot be found , the date of return is deemed to be delivery; The email sent, from the time the email content enters the other party's data message receiving system and is not returned by the system  Any letter, material, picture or video sent by WeChat without showing the sending  If delivery fails, it shall be deemed delivered. If delivery is made by multiple methods, the time of the earliest delivery shall prevail.

15.3 The delivery information stipulated in Article 15.1 is also the communication between the parties, various documents and dispute resolution.  The legal documents of the dispute jurisdiction institution shall be delivered in accordance with Article 15.1. Deemed to be effectively delivered.

15.4 The contract delivery clause is an independent clause and is not affected by the validity of the contract as a whole or other clauses.

Article 16 other

16.1 This contract is made in four copies. Party A holds two copies, Party B and Party C each hold one copy, all of which have equal legal status. The Agreement shall be effective from the date of signing by all parties.

16.2 All fees stipulated in this contract except the rental deposit are tax-inclusive. All currencies are in RMB.

16.3 Unless otherwise agreed, the term “ moon", " day " All are Gregorian calendar months and days. Unless otherwise agreed, the areas covered in this contract are all rentable areas.

The term “above", " Within Including this number; the so-called " Exceed " Does not include this number.

16.4 The Annex to this Contract is an integral part of this Contract and has the same legal effect as this Contract. force.

(No text below)

Date: 2024 Year 4 moon 1 day

The parties to this contract sign and seal as follows:

Party A's signature:

Authorized Representative:

Party B’s signature: Authorized Representative: Date: 2024 Year 4 Month 1 day

Party C's signature and seal:
Date : 2024 4 moon 1 day